ARRANGEMENT AGREEMENT

                                   made among

                           BATTLE MOUNTAIN CANADA LTD.

                                       and

                          BATTLE MOUNTAIN GOLD COMPANY

                                       and

                           NEWMONT MINING CORPORATION

                                       and

                               BOUNTY MERGER CORP.


                            DATED as of June 21, 2000

                              ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is made as of the 21st day of June, 2000

A M O N G:

                           BATTLE MOUNTAIN CANADA LTD., a corporation existing under the laws of the Province of Ontario

                           (hereinafter referred to as the "Corporation")

                                                              OF THE FIRST PART,


                           - and -


                           BATTLE   MOUNTAIN   GOLD   COMPANY,   a   corporation
                           existing under the laws of the State of Nevada

                           (hereinafter referred to as "BMG")

                                                             OF THE SECOND PART,


                           - and -


                           NEWMONT MINING CORPORATION, a corporation existing under the laws of the State of Delaware

                           (hereinafter referred to as "Newmont")

                                                              OF THE THIRD PART,

                           - and -


                           BOUNTY MERGER CORP., a corporation existing under the laws of the State of Nevada and a wholly-owned subsidiary of Newmont

                           (hereinafter referred to as "MergerCo.")

                                                             OF THE FOURTH PART.
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                                       -2-

         WHEREAS Newmont, MergerCo. and BMG have entered into an agreement and plan of merger made as of June 21, 2000 (the "Merger Plan") whereby MergerCo. would be merged with and into BMG;

         AND WHEREAS, in connection with the Merger Plan, the parties hereto wish to carry out a transaction pursuant to which the outstanding exchangeable shares in the capital of the Corporation will be exchanged for shares of common stock, par value U.S.$1.60 per share, of Newmont;

         AND WHEREAS it has been determined that the most expeditious means of effecting such transaction is pursuant to an arrangement under section 182 of the Business Corporations Act (Ontario) involving the parties hereto and the shareholders of the Corporation;

         NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

                                    ARTICLE 1

                                 INTERPRETATION

1.1 Definitions. In this Agreement and in the recitals hereto, unless there is something in the context or subject matter inconsistent therewith, the following words and phrases shall have the meanings hereinafter set out:

         "Affiliate Agreement" means an agreement in the form annexed as Exhibit B to the Merger Plan;

         "Arrangement" means the arrangement under section 182 of the OBCA contemplated herein, as more particularly described in the Plan of Arrangement;

         "Articles of Arrangement" means the articles of arrangement of the Corporation relating to the Arrangement;

         "BMG Group Shares" means, collectively, those Exchangeable Shares legally or beneficially owned by any of BMG, the Corporation or any wholly-owned subsidiary of BMG or the Corporation;

         "Business Day" means a day which is not a Saturday, Sunday or a civic or statutory holiday in Toronto, Ontario or New York, N.Y.;

         "Certificate of Arrangement" means the certificate of arrangement giving effect to the Arrangement, endorsed by the Director on the Articles of Arrangement pursuant to subsection 183(2) of the OBCA;

         "Common Shares" means common shares in the capital of the Corporation;
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                                       -3-

         "Conversion Number" means the "Conversion Number", as such term is defined in the Merger Plan;

         "Court" means the Ontario Superior Court of Justice;

         "Director" means the Director appointed under section 278 of the OBCA;

         "Dissent Rights" means the right to dissent from the Arrangement in the manner described in the Interim Order and Part 5 of the Plan of Arrangement;

         "Dissenting Shares" means Exchangeable Shares in respect of which Dissent Rights are validly exercised by the holders thereof such that the holders thereof become entitled to be paid the fair value thereof;

         "Effective Date" means the date on which the Effective Time occurs;

         "Effective Time" means the "Effective Time of the Merger", as such term is defined in the Merger Plan;

         "Exchange Agent" shall have the meaning ascribed thereto in the Merger Plan;

         "Exchangeable Shares" means exchangeable shares in the capital of the Corporation;

         "Final Order" means the final order made by the Court pursuant to subsection 182(5) of the OBCA, if issued, approving the Arrangement;

         "Information Circular" means, collectively, the information circular, notice of meeting, proxy form and letter of transmittal to be prepared and sent by the Corporation to the Shareholders soliciting approval of the Arrangement;

         "Interim Order" means the order of the Court providing for those things contemplated in section 5.1;

         "Laws" means all statutes, regulations, rules, orders, published policies and guidelines and the terms and conditions of any grant of approval, permission, authority or licence of any court, government, governmental authority or agency, statutory body or self-regulatory body (including the TSE and the NYSE), and the terms "applicable" with respect to such Laws and a context that refers to one or more persons, means that such Laws apply to such person or persons or its or their business, undertaking, property or securities and emanate from a person having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

         "Meeting" means the special meeting of Shareholders called for the purpose of considering, among other things, the Arrangement, including any adjournments thereof;

         "Merger Plan" has the meaning ascribed thereto in the recitals to this Agreement;
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                                       -4-

         "Newmont Shares" means shares of common stock, par value US$1.60 per share, of Newmont;

         "NYSE" means the New York Stock Exchange;

         "OBCA" means the Business Corporations Act (Ontario), as amended;

         "Parties" means the parties to this Agreement (including, if the ULC Election is made, ULC);

         "Plan of Arrangement" means the formal plan of arrangement attached as Exhibit A to this Agreement, setting forth the specific terms and conditions of the Arrangement;

         "Shareholders" means the holders of (i) the Exchangeable Shares, and
         (ii) the Common Shares;

         "subsidiary" has the meaning ascribed thereto in the OBCA;

         "TSE" means The Toronto Stock Exchange;

         "ULC" means, if the ULC Election is made, an unlimited liability company that will be incorporated and organized under the laws of the Province of Nova Scotia as a direct or indirect wholly-owned subsidiary of Newmont for the purpose of participating in this Arrangement;

         "ULC Election" means an election by Newmont, in its sole discretion, to incorporate and organize ULC and to cause ULC to participate in the Arrangement, as contemplated in the Plan of Arrangement;

         "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

         "U.S. Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended; and

         "U.S. Commission" means the United States Securities and Exchange Commission.

         All initially capitalized words and phrases used herein that are not expressly defined herein and that are defined in the OBCA shall have the same meaning herein as in the OBCA unless the context otherwise requires.

1.2 Currency. All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise stated.

1.3 Interpretation Not Affected by Headings. The division of this Agreement into articles, sections and the further division thereof and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.
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                                       -5-

1.4 References to Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Arrangement Agreement and not to any particular section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto and, unless otherwise indicated, a reference herein to an article or section is to the appropriate article or section of this Agreement.

1.5 Number and Gender. In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa.

1.6 Actions to be Taken on Business Days. In the event that any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.8 Exhibit. The following exhibit is hereby incorporated in and forms part of this Agreement:

                  Exhibit A    -    Plan of Arrangement

                                    ARTICLE 2

                              PURPOSE AND COVENANTS

2.1 Purpose. The Parties have entered into this Agreement for the purpose of effecting the Arrangement on the Effective Date.

2.2 Covenants of Newmont. Newmont shall act in good faith in completing the Arrangement as soon as reasonably practicable and, without limiting the generality of the foregoing, shall:

         (a) co-operate with the Corporation and the other Parties in making an application, as soon as reasonably practicable after the execution of this Agreement, to the Court for the Interim Order on the terms set out in section 5.1;

         (b) co-operate with the Corporation and the other Parties in the preparation of the Information Circular for distribution to the Shareholders in connection with the Meeting, and ensure that the information contained in the Information Circular with respect to and provided by Newmont and MergerCo. (and, if the ULC Election is made, ULC) will not contain any untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement therein contained not misleading in light of the circumstances in which it was made;
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                                       -6-

         (c) subject to the approval of the Arrangement by the Shareholders, co-operate with the Corporation and the other Parties in making the appropriate application to the Court for the Final Order;

         (d) use all reasonable efforts in a timely and expeditious manner to cause each of the conditions precedent set out in Part 4 hereof which requires action by it to be satisfied on a timely basis and in any event no later than December 31, 2000;

         (e) as soon as reasonably practicable, determine whether to make the ULC Election and give prompt notice of such determination to the other Parties;

         (f) if it makes the ULC Election, take all action necessary to cause ULC (i) to be incorporated and organized, (ii) to agree in writing with the other Parties to become bound by this Agreement as if it were an original signatory hereto and to meet its obligations under the Plan of Arrangement, and (iii) to meet each of ULC's obligations under the Plan of Arrangement;

         (g) on or prior to the Effective Date, conditionally allot and reserve for issuance the number of Newmont Shares that are to be exchanged for Exchangeable Shares under the Plan of Arrangement;

         (h) use all reasonable efforts (including, if necessary, applying for discretionary relief from regulatory authorities), in a timely and expeditious manner, to ensure that the Newmont Shares that will be issued in connection with the Arrangement may be resold following completion of the Arrangement:

                  (i) on the NYSE by Canadian residents who are not affiliates (as such term is used in the U.S. Securities Act) of Newmont, subject only to any restrictions imposed under provincial securities legislation relating to sales of securities from the holdings of "control persons", market preparations and consideration payments; and

                  (ii) in the United States, subject only to any restrictions imposed by Rules 144 and 145 under the U.S. Securities Act relating to sales of such Newmont Shares by "affiliates" of Newmont;

         (i) maintain its status as a registrant under the U.S. Securities Exchange Act and file in a timely manner all documents required to be filed with the U.S. Commission as a result of such status or as a result of the Arrangement;

         (j) deliver to the other Parties such other documents and certificates as may be reasonably required by the other Parties in connection with the completion of the Arrangement; and

         (k) take all action necessary to cause MergerCo. to comply with its obligations under this Agreement.
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                                       -7-

2.3 Covenants of MergerCo. MergerCo. shall act in good faith in completing the Arrangement as soon as reasonably practicable and, without limiting the generality of the foregoing, shall:

         (a) co-operate with the Corporation and the other Parties in making an application, as soon as reasonably practicable after the execution of this Agreement, to the Court for the Interim Order on the terms set out in section 5.1;

         (b) co-operate with the Corporation and the other Parties in the preparation of the Information Circular for distribution to the Shareholders in connection with the Meeting;

         (c) subject to the approval of the Arrangement by the Shareholders, co-operate with the Corporation and the other Parties in making the appropriate application to the Court for the Final Order;

         (d) use all reasonable efforts in a timely and expeditious manner to cause each of the conditions precedent set out in Part 4 hereof which requires action by it to be satisfied on a timely basis and in any event no later than December 31, 2000; and

         (e) deliver to the other Parties such other documents and certificates as may be reasonably required by the other Parties in connection with the completion of the Arrangement.

2.4 Covenants of the Corporation. The Corporation shall act in good faith in completing the Arrangement as soon as reasonably practicable and, without limiting the generality of the foregoing, shall:

         (a) in co-operation with the other Parties, make an application, as soon as reasonably practicable after the execution of this Agreement, to the Court for the Interim Order on the terms set out in section 5.1;

         (b) in co-operation with the other Parties, prepare the Information Circular for distribution to the Shareholders in connection with the Meeting, which circular shall be prepared and distributed to the Shareholders in accordance with applicable Laws and which circular shall contain a recommendation of the board of directors of the Corporation that the Shareholders vote in favour of the Arrangement at the Meeting, and ensure that the Information Circular shall comply as to form and content in all material respects with the requirements of applicable Law and that the information contained in the Information Circular (other than the information referred to in paragraphs 2.2(b) and 2.5(b)) will not contain any untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement therein contained not misleading in light of the circumstances in which it was made;

         (c) file the Information Circular in all jurisdictions where the same is required and convene the Meeting in accordance with the Interim Order in a timely and expeditious manner and solicit proxies to be voted at the Meeting in favour of the
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                                       -8-

                  Arrangement and conduct the Meeting in accordance with the articles and by-laws of the Corporation and as otherwise may be required by applicable Laws;

         (d) subject to the approval of the Arrangement by the Shareholders, in co-operation with the other Parties, make the appropriate application to the Court for the Final Order and in so doing advise the Court, prior to the granting of the Final Order that, if the Arrangement is approved, the Newmont Shares to be issued and exchanged pursuant to the Arrangement shall not require registration under the U.S. Securities Act by virtue of section 3(a)(10) thereof and the Final Order;

         (e) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions contained herein in favour of each Party, send to the Director, pursuant to section 183 of the OBCA, the Articles of Arrangement and such other documents as may reasonably be required in connection therewith under the OBCA to give effect to the Arrangement and take all further steps, including obtaining the Certificate of Arrangement, as may reasonably be required to complete the Arrangement;

         (f) use all reasonable efforts in a timely and expeditious manner to cause each of the conditions precedent set out in Part 4 hereof which requires action by it to be satisfied on a timely basis and in any event no later than December 31, 2000;

         (g) deliver to BMG and Newmont, no later than 30 days prior to the Meeting, a letter identifying all persons who are, or may be deemed to be, at the time of the Meeting, "affiliates" of the Corporation within the meaning of Rule 145(c) and Rule 144(a)(1) under the U.S. Securities Act and shall use its reasonable best efforts to cause each person who is identified as an "affiliate" to execute and deliver to BMG and Newmont, prior to the Effective Date, an Affiliate Agreement; and

         (h) deliver to the other Parties such other documents and certificates as may be reasonably required by the other Parties in connection with the completion of the Arrangement.

2.5 Covenants of BMG. BMG shall act in good faith in completing the Arrangement as soon as reasonably practicable and, without limiting the generality of the foregoing, shall:

         (a) co-operate with the Corporation and the other Parties in making an application, as soon as reasonably practicable after the execution of this Agreement, to the Court for an Interim Order on the terms set out in section 5.1;

         (b) co-operate with the Corporation and the other Parties in the preparation of the Information Circular for distribution to the Shareholders in connection with the Meeting, and ensure that the information contained in the Information Circular with respect to and provided by BMG and the Corporation will not contain any untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement therein contained not misleading in light of the circumstances in which it was made;

         (c) subject to the approval of the Arrangement by the Shareholders, co-operate with the Corporation and the other Parties in making the appropriate application to the Court for the Final Order;

         (d) use all reasonable efforts in a timely and expeditious manner to cause each of the conditions precedent set out in Part 4 hereof which requires action by it to be satisfied on a timely basis and in any event no later than December 31, 2000;

         (e) until the Effective Time, maintain its status as a registrant under the U.S. Securities Exchange Act and file in a timely manner all documents required to be filed with the U.S. Commission as a result of such status or as a result of the Arrangement;

         (f) deliver to the other Parties such other documents and certificates as may be reasonably required by the other Parties in connection with the completion of the Arrangement; and

         (g) take all steps necessary to cause the Corporation to comply with its covenants and to meet its obligations under this Agreement.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Newmont. Newmont represents and warrants to and in favour of each other Party as follows and acknowledges that such Parties are relying upon such representations and warranties:

         (a) Newmont is a corporation duly incorporated and validly existing under the laws of the State of Delaware and has all necessary corporate power and capacity and qualifications to own or lease its property and assets, to conduct its business as now conducted by it and to perform its obligations under this Agreement;

         (b) the authorized and issued share capital of Newmont is as described in section 3.2(c) of the Merger Plan;

         (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the board of directors of Newmont and this Agreement constitutes a valid and binding obligation of Newmont enforceable against it in accordance with its terms, subject to bankruptcy and similar laws affecting the enforcement of creditors' rights generally and to equitable remedies being in the discretion of the court;

         (d) the execution of this Agreement and the performance of the terms hereof shall not result in any breach of, be in conflict with, constitute a default under (whether after notice or lapse of time or both) or result in the acceleration of indebtedness pursuant to any contract, lease, agreement, instrument or other commitment, written or oral, to which Newmont is a party or by which Newmont is bound or any judgment, decree, order, statute, rule, licence or regulation applicable to Newmont;

         (e) the issued and outstanding Newmont Shares are listed on the NYSE; and

         (f) the representations and warranties of MergerCo. in section 3.2 are true and correct.

3.2 Representations and Warranties of MergerCo. MergerCo. represents and warrants to and in favour of each other Party as follows and acknowledges that such Parties are relying upon such representations and warranties:

         (a) MergerCo. is a corporation duly incorporated and validly existing under the laws of the State of Nevada and has all necessary corporate power and capacity and qualifications to own or lease its property and assets, to conduct its business as now conducted by it and to perform its obligations under this Agreement;

         (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the board of directors of MergerCo. and this Agreement constitutes a valid and binding obligation of MergerCo. enforceable against it in accordance with its terms, subject to bankruptcy and similar laws affecting the enforcement of creditors' rights generally and to equitable remedies being in the discretion of the court; and

         (c) the execution of this Agreement and the performance of the terms hereof shall not result in any breach of, be in conflict with, constitute a default under (whether after notice or lapse of time or both) or result in the acceleration of indebtedness pursuant to any contract, lease, agreement, instrument or other commitment, written or oral, to which MergerCo. is a party or by which MergerCo. is bound or any judgment, decree, order, statute, rule, licence or regulation applicable to MergerCo.

3.3 Representations and Warranties of the Corporation. The Corporation represents and warrants to and in favour of each other Party as follows and acknowledges that such Parties are relying upon such representations and warranties:

         (a) the Corporation is a corporation duly incorporated and validly existing under the laws of the Province of Ontario and has all necessary corporate power and capacity and qualifications to own or lease its property and assets, to conduct its business as now conducted by it and to perform its obligations under this Agreement;

         (b) the authorized and issued share capital of the Corporation is as described in section 3.1(c) of the Merger Plan;

         (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the board of directors of the Corporation and this Agreement constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms, subject to bankruptcy and similar laws affecting the enforcement of creditors' rights generally and to equitable remedies being in the discretion of the court; and

         (d) the execution of this Agreement and the performance of the terms hereof shall not result in any breach of, be in conflict with, constitute a default under (whether after notice or lapse of time or both) or result in the acceleration of indebtedness pursuant to any contract, lease, agreement, instrument or other commitment, written or oral, to which the Corporation is a party or by which the Corporation is bound or any judgment, decree, order, statute, rule, licence or regulation applicable to the Corporation.

3.4 Representations and Warranties of BMG. BMG represents and warrants to and in favour of each other Party as follows and acknowledges that such Parties are relying upon such representations and warranties:

         (a) BMG is a corporation duly incorporated and validly existing under the laws of the State of Nevada and has all necessary corporate power and capacity and qualifications to own or lease its property and assets, to conduct its business as now conducted by it and to perform its obligations under this Agreement;

         (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the board of directors of BMG and this Agreement constitutes a valid and binding obligation of BMG enforceable against it in accordance with its terms, subject to bankruptcy and similar laws affecting the enforcement of creditors' rights generally and to equitable remedies being in the discretion of the court;

         (c) the execution of this Agreement and the performance of the terms hereof shall not result in any breach of, be in conflict with, constitute a default under (whether after notice or lapse of time or both) or result in the acceleration of indebtedness pursuant to any contract, lease, agreement, instrument or other commitment, written or oral, to which BMG is a party or by which BMG is bound or any judgment, decree, order, statute, rule, licence or regulation applicable to BMG; and

         (d)      the representations and warranties of the Corporation in
                  section 3.3 are true and correct.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

4.1 Mutual Conditions Precedent. The respective obligations of the Parties to complete the transactions contemplated hereby shall be subject to the satisfaction, on or before the Effective Date, of each of the following conditions:

         (a) the Arrangement, with or without amendment, and the transactions contemplated thereby shall have been approved by the Shareholders at the Meeting in accordance with the Interim Order;

         (b) the Final Order shall have been granted by the Court, which order shall reflect the intent of the Parties as expressed by this Agreement and shall be in form and substance satisfactory to the Parties, acting reasonably and having regard to this Agreement;

         (c) the Final Order, together with the Articles of Arrangement, shall have been received and accepted by the Director;

         (d) there shall not be in force any order or decree of a court of competent jurisdiction, any federal, provincial, municipal or other governmental department or any commission, board, agency or regulatory body restraining, interfering with or enjoining the consummation of the transactions contemplated by this Agreement including, without limitation, the Arrangement;

         (e) each person (other than the Parties) that is to do any act or thing contemplated in the Arrangement shall have agreed to do each such act or thing pursuant to an agreement with the appropriate Party or Parties, in form and substance satisfactory to the Parties;

         (f) the Parties shall have received all required regulatory approvals in respect of the Arrangement;

         (g)      the Merger Plan shall not have been terminated pursuant to section 7.1 thereof; and

         (h)      this Agreement shall not have been terminated pursuant to
                  section 6.4 or section 6.5.

4.2 Conditions to Obligations of Newmont and MergerCo. The obligations of each of Newmont and MergerCo. to complete the transactions contemplated hereby is subject to the satisfaction, on or before the Effective Date, of each of the following conditions, which conditions are for its sole benefit and may be waived by it in whole or in part by notice in writing to the other Parties, without prejudice to its rights to rely on any other or others of such conditions:

         (a) except as affected by the transactions contemplated by this Agreement, the representations and warranties of the Corporation and BMG contained in sections 3.3 and 3.4 shall be true and correct in all material respects on the Effective

                  Date with the same effect as though such representations and warranties had been made at and as of such date and it shall have received a certificate to that effect, in form and substance satisfactory to it, acting reasonably, dated the Effective Date, of two officers of each of the Corporation and BMG; and

         (b) each of the covenants, acts and undertakings of the Corporation and BMG to be performed pursuant to the terms of this Agreement shall have been duly performed.

4.3 Conditions to Obligations of the Corporation and BMG. The obligations of each of the Corporation and BMG to complete the transactions contemplated hereby is subject to the satisfaction, on or before the Effective Date, of each of the following conditions, which conditions are for its sole benefit and may be waived by it in whole or in part by notice in writing to the other Parties, without prejudice to its rights to rely on any other or others of such conditions:

         (a) except as affected by the transactions contemplated by this Agreement, the representations and warranties of each of Newmont and MergerCo. contained in sections 3.1 and 3.2 shall be true and correct in all material respects on the Effective Date with the same effect as though such representations and warranties had been made at and as of such date and it shall have received a certificate to that effect, in form and substance satisfactory to it, acting reasonably, dated the Effective Date, of two officers of each of Newmont and MergerCo.; and

         (b) each of the covenants, acts and undertakings of Newmont and MergerCo. (and, if the ULC Election is made, ULC) to be performed pursuant to the terms of this Agreement shall have been duly performed.

                                    ARTICLE 5

                         IMPLEMENTATION OF TRANSACTIONS

5.1 Interim Order. The notice of motion for the application for the Interim Order shall request that the Interim Order provide:

         (a) for the classes of persons to whom notice is to be provided in respect of the Arrangement and the Meeting and for the manner in which such notices are to be provided;

         (b) that the holders of Exchangeable Shares (other than the holders of BMG Group Shares) shall be entitled to vote on the Arrangement separately as a class and not together with the holders of any other class of shares of the Corporation, and that the sole holder of the Common Shares shall be entitled to vote by consent resolution;

         (c) that the requisite Shareholder approval for the Arrangement shall be two-thirds of the votes cast in respect thereof by the holders of Exchangeable Shares (other than the BMG Group

                  Shares) in person or by proxy at the Meeting and by the consent of the sole holder of the Common Shares by consent resolution;

         (d) that, in all other respects, the terms, restrictions and conditions of the articles and by-laws of the Corporation, including quorum requirements, shall apply in respect of the Meeting; and

         (e)      for the grant of Dissent Rights.

5.2 Articles of Arrangement. The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and subject to the provisions of the Plan of Arrangement, provide that each Exchangeable Share (other than Dissenting Shares and BMG Group Shares) shall be exchanged for the Conversion Number of a fully paid and non-assessable Newmont Share (or cash in lieu of a fractional Newmont Share, in accordance with section 2.3(e) of the Merger Plan) pursuant to the Plan of Arrangement.

5.3 Delivery of Newmont Shares by the Exchange Agent. The exchange of certificates representing Exchangeable Shares for certificates representing the Newmont Shares (or cash in lieu of fractional Newmont Shares) to which holders of the Exchangeable Shares become entitled under the Arrangement shall be made in accordance with the provisions set out in section 2.3 of the Merger Plan.

5.4 Filing of Final Order. After the Final Order is issued by the Court, and immediately prior to the Effective Time, a certified copy of the Final Order and Articles of Arrangement shall be sent to the Director pursuant to subsection 183(1) of the OBCA with a request that the Director endorse the Certificate of Arrangement thereon. The Corporation shall promptly advise the other Parties forthwith after the Corporation has obtained the Certificate of Arrangement.

                                    ARTICLE 6

                                     GENERAL

6.1 Notice. Any notice, direction or other instrument required or permitted to be given hereunder shall be in writing and may be given by delivering the same or sending the same by facsimile transmission addressed as follows:

         (a)      To Newmont or MergerCo.:

                  1700 Lincoln Street
                  Denver, Colorado 80203

                  Attention:            Joy E. Hansen, General Counsel
                  Telephone:            (303) 863-7414
                  Fax:                  (303) 837-5810
                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019

                  Attention:            David A. Katz
                  Telephone:            (212) 403-1000
                  Fax:                  (212) 403-2000

                  and a copy to:

                  Donahue Ernst & Young
                  Ernst & Young Tower
                  222 Bay Street, Suite 1800
                  P.O. Box 197, T-D Centre
                  Toronto, Ontario
                  M5K 1H6

                  Attention:            Grant R.M. Haynen
                  Telephone:            (416) 943-3413
                  Fax:                  (416) 943-2735

         (b)      To the Corporation or BMG:

                  333 Clay Street, 4th Floor
                  Houston, Texas   77002

                  Attention:            Greg Etter, Vice-President
                  Telephone:            (713) 650-6400
                  Fax:                  (713) 650-0600

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019

                  Attention:            Robert B. Schumer
                  Telephone:            (212) 373-3000
                  Fax:                  (212) 757-3990
                  and a copy to:

                  Goodman Philips & Vineberg
                  250 Yonge Street
                  Suite 2400
                  Toronto, Ontario
                  M5B 2M6

                  Attention:            Stephen H. Halperin
                  Telephone:            (416) 597-4115
                  Fax:                  (416) 979-1234

         Any such notice, direction or other instrument, whether delivered or transmitted by facsimile transmission, shall be deemed to have been given at the time and on the date on which it was delivered to or received in the office of the addressee, as the case may be, if delivered or transmitted prior to 5:00 p.m. (at the place of the addressee) on a Business Day or if transmitted later, at 9:00 a.m. (at the place of the addressee) on the subsequent Business Day if delivered or transmitted subsequent to such time. Any Party may change its address for service from time to time by notice given to the other Party in accordance with the foregoing. Any notice, direction or other instrument delivered under this Agreement shall be signed by one or more duly authorized officers of the Party delivering it.

         The delivery of any notice, direction or other instrument, or a copy thereof, to a Party hereunder shall be deemed to constitute the representation and warranty of the Party who has delivered it to the other Party that such delivering Party is authorized to deliver such notice, direction or other instrument at such time under this Agreement (unless the receiving Party has actual knowledge to the contrary) and the receiving Party shall not be required to make any inquiry to confirm such authority.

6.2 Amendment. This Agreement may, at any time, and from time to time before and after the holding of the Meeting but not later than the Effective Date, be amended by written agreement of the Parties (or, in the case of a waiver, by written instrument of the Party giving the waiver) without, subject to applicable law, further notice to or authorization on the part of the Shareholders or the Court. Without limiting the generality of the foregoing, any such amendment may:

         (a) change the time for performance of any of the obligations or acts of the Parties;

         (b) waive any inaccuracies or modify any representation contained herein or in any documents to be delivered pursuant hereto; and

         (c) waive compliance with or modify any of the covenants herein contained or waive or modify performance of any of the obligations of the Parties,

         provided, however, that, notwithstanding the foregoing, the terms of the Arrangement and this Agreement shall not be amended in a manner prejudicial to the Shareholders without the approval of such

         Shareholders given in the same manner as required for the approval of the Arrangement or as may be ordered by the Court.

6.3 Amendment Resulting from Final Order. This Agreement and the Arrangement may be amended in accordance with the Final Order by written agreement of the Parties but if the terms of the Final Order require any such amendment, the rights of the Parties under Article 4 and under the Merger Plan shall remain unaffected.

6.4 Termination of Merger Plan. This Agreement shall terminate automatically if, and at the same time as, the Merger Plan is terminated.

6.5 Other Termination. This Agreement may be terminated at any time on or prior to the Effective Date, whether before or after approval by the Shareholders of matters presented in connection with the Arrangement, by the unanimous agreement of the Parties.

6.6 Binding Effect. This Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors.

6.7 Prohibition Against Assignment. No Party may assign its rights or obligations under this Agreement.

6.8 Equitable Remedies. All covenants herein as to the enforceability of any covenant, agreement or document shall be qualified as to applicable bankruptcy and other laws affecting the enforcement of creditors' rights generally and to the effect that specific performance, being an equitable remedy, may not be ordered by a court in any particular circumstances.

6.9 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Date. This section 6.9 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Date.

6.10 Disclosure. The Parties shall consult with each other before issuing any press release or making any other public disclosure with respect to the Arrangement or any other transactions contemplated by this Agreement.

6.11 Entire Agreement. This Agreement, together with the Merger Plan, constitutes the whole of the agreement between the Parties with respect to the transactions and matters herein contemplated and supersedes all other prior agreements, whether written or oral, in connection herewith.

6.12     Time of Essence. Time shall be of the essence of this Agreement.

6.13 Severability. If any provision of this Agreement, or the application thereof, is determined for any reason and to any extent to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons and circumstances shall remain in full force and effect, provided that the legal or economic substance of the transactions contemplated hereby is not thereby affected in a manner adverse to any Party.

6.14 Specific Performance. The Parties agree that, if any covenant under this Agreement is not performed in accordance with its specific terms or is otherwise breached, irreparable damages would result, no adequate remedy at law, including the payment of damages, would exist, and damages would, in any event, be difficult to determine, so that the Party in favour of whom such covenant is made shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy at law or in equity.

6.15 Assurances. Each of the Parties will execute and deliver such further agreements and other documents and do such further acts and things as any other Party reasonably requests to evidence, carry out and give full force and effect to the intent of this Agreement.

6.16 Counterpart Executions. This Agreement may be executed in counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF this Agreement has been signed, sealed and delivered by the Parties as of the date first above written.

                                     NEWMONT MINING CORPORATION


                                            By: /s/  Ronald C. Cambre
                                                ---------------------
                                                Name:    Ronald C. Cambre
                                                Title:   Chief Executive Officer


                                            By  /s/  Wayne W. Murdy
                                                -------------------
                                                Name:    Wayne W. Murdy
                                                Title:   President


                                     BOUNTY MERGER CORP.


                                            By  /s/  Wayne W. Murdy
                                                -------------------
                                                Name:    Wayne W. Murdy
                                                Title:   President and Chief
                                                         Executive Officer


                                     BATTLE MOUNTAIN GOLD COMPANY


                                            By  /s/  John A. Keyes
                                                ------------------
                                                Name:    John A. Keyes
                                                Title:   President and Chief
                                                         Operating Officer


                                            By  /s/  Greg V. Etter
                                                ------------------
                                                Name:    Greg V. Etter
                                                Title:   Vice President and
                                                         General Counsel

                                     BATTLE MOUNTAIN CANADA LTD.


                                            By  /s/  John A. Keyes
                                                ------------------
                                                Name:    John A. Keyes
                                                Title:   President and Chief
                                                         Executive Officer


                                            By  /s/  Greg V. Etter
                                                ------------------
                                                Name:    Greg V. Etter
                                                Title:   Vice President

                                    EXHIBIT A

                               PLAN OF ARRANGEMENT

         IN THE MATTER OF AN ARRANGEMENT involving Battle Mountain Canada Ltd. and its shareholders, Battle Mountain Gold Company, Newmont Mining Corporation and Bounty Merger Corp. pursuant to section 182 of the Business Corporations Act (Ontario)

                                     PART 1

                                 INTERPRETATION

1.1 Definitions. In this Arrangement, unless the context otherwise requires, the following words and phrases shall have the meanings hereinafter set out:

         "Arrangement Agreement" means the agreement made as of the 21st day of June, 2000 among the Corporation, BMG, Newmont and MergerCo., entered into for the purpose of effecting the Arrangement;

         "Articles of Arrangement" means the articles of arrangement of the Corporation relating to this Arrangement;

         "BMG" means Battle Mountain Gold Company, a corporation existing under the laws of the State of Nevada;

         "BMG Group Shares" means, collectively, those Exchangeable Shares legally or beneficially owned by any of BMG, the Corporation or any wholly-owned subsidiary of BMG or the Corporation;

         "Business Day" means a day which is not a Saturday, Sunday or a civic or statutory holiday in Toronto, Ontario or New York, N.Y.;

         "Certificate of Arrangement" means the certificate of arrangement giving effect to the Arrangement, endorsed by the Director on the Articles of Arrangement pursuant to subsection 183(2) of the OBCA;

         "Common Shares" means the common shares in the capital of the Corporation;

         "Conversion Number" means the "Conversion Number", as such term is defined in the Merger Plan;

         "Corporation" means Battle Mountain Canada Ltd., a corporation existing under the laws of the Province of Ontario;

         "Court" means the Ontario Superior Court of Justice;

         "Director" means the Director appointed under section 278 of the OBCA;

         "Dissent Right" means the right of dissent pursuant to Part 5 hereof;

         "Dissenting Shareholder" means a Shareholder who has exercised his or her Dissent Rights;

         "Dissenting Shares" has the meaning ascribed thereto in section 5.1;

         "Effective Date" means the date on which the Effective Time occurs;

         "Effective Time" means the "Effective Time of the Merger", as such term is defined in the Merger Plan;

         "Exchangeable Shares" means exchangeable shares in the capital of the Corporation;

         "Final Order" means the final order made by the Court pursuant to subsection 182(5) of the OBCA, if issued, approving this Arrangement;

         "Information Circular" means the information circulation, notice of meeting, proxy form and letter of transmittal to be prepared and sent by the Corporation to the Shareholders soliciting approval of this Arrangement;

         "Meeting" means the special meeting of the Shareholders called for the purpose of considering, among other things, this Arrangement, including any adjournments thereof;

         "MergerCo." means Bounty Merger Corp., a corporation existing under the laws of the State of Nevada;

         "Merger Plan" means the agreement and plan of merger made as of June 21, 2000 among Newmont, MergerCo. and BMG;

         "Newmont" means Newmont Mining Corporation, a corporation existing under the laws of the State of Delaware;

         "Newmont Shares" means shares of common stock, par value U.S.$1.60 per share, of Newmont;

         "OBCA" means the Business Corporations Act (Ontario), as amended from time to time;

         "Parties" means the parties to the Arrangement Agreement (including, if the ULC Election is made, ULC);

         "Shareholders" means the holders of (i) the Exchangeable Shares, and
         (ii) the Common Shares;

         "subsidiary" has the meaning ascribed thereto in the OBCA;

         "ULC" means, if the ULC Election is made, an unlimited liability company that will be incorporated and organized under the laws of the Province of Nova Scotia as a direct or indirect wholly-owned subsidiary of Newmont for the purpose of participating in this Arrangement; and

         "ULC Election" means an election by Newmont, in its sole discretion, to incorporate and organize ULC and to cause ULC to participate in this Arrangement as contemplated in this Arrangement.

1.2 References to Plan of Arrangement. The terms "this Arrangement", "hereof", "herein", "hereunder", and similar expressions refer to this Plan of Arrangement and not to any particular section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto and, unless otherwise indicated, a reference herein to a section is to the appropriate section of this Arrangement.

1.3 Number and Gender. In this Arrangement, words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa.

1.4 Actions to be Taken on Business Days. In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5 Governing Law. This Arrangement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

All initially capitalized words and phrases used herein but not defined herein shall have the meaning attributed thereto in the OBCA, unless the context otherwise requires.

                                     PART 2

                              ARRANGEMENT AGREEMENT

2.1 Arrangement Agreement. This Arrangement is made pursuant to and subject to the provisions of the Arrangement Agreement.

                                     PART 3

                                   ARRANGEMENT

3.1 Binding Effect. This Arrangement will become effective on the Effective Date, and on and after the Effective Date shall be binding on each of the Parties and the Shareholders.

3.2 Effect of Arrangement. The following shall occur and shall be deemed to occur in the following order without any further act or formality:

(a)      if Newmont has made the ULC Election, prior to the Effective Time:

         (i) ULC shall issue to Newmont that number of common shares of ULC agreed upon between Newmont and ULC, in consideration for an aggregate cash subscription price in an amount agreed upon between Newmont and ULC (the "ULC Cash Amount"), and

         (ii) Newmont shall issue to ULC, in consideration for an aggregate cash subscription price equal to the ULC Cash Amount, that number of Newmont Shares agreed upon between Newmont and ULC, provided that such number of Newmont Shares shall not be fewer than the number of Newmont Shares required to be delivered by ULC in exchange for Exchangeable Shares pursuant to section 3.2(b) of this Arrangement.

(b) At the Effective Time, each outstanding Exchangeable Share (other than Dissenting Shares and BMG Group Shares) shall be transferred, without any act or formality on the part of the holder thereof, to Newmont (or, if Newmont has made the ULC Election, to ULC) in exchange for the Conversion Number of a fully paid and non-assessable Newmont Share (or cash in lieu of a fractional Newmont Share, in accordance with section 2.3(e) of the Merger Plan) and the name of each such holder will be removed from the register of holders of Exchangeable Shares and added to the register of holders of Newmont Shares, and Newmont (or, if Newmont has made the ULC Election, ULC) will be recorded as the registered holder of such Exchangeable Shares so transferred and will be deemed to be the legal and beneficial owner thereof. Each BMG Group Share shall continue to be owned by the holder thereof and shall not be exchanged for Newmont Shares as hereinbefore provided.

(c) At the Effective Time, Newmont, BMG and MergerCo. shall complete the Merger (as defined in the Merger Plan) in accordance with the terms of the Merger Plan.

(d) Immediately following the Effective Time, the definition of "Battle Mountain Common Stock" as it appears in the articles of the Corporation shall be deleted and replaced by the following:

         "Battle Mountain Common Stock" means the shares of Common Stock of Battle Mountain, par value US$0.10 per share, having voting rights of one vote per share, as such Common Stock exists after having given full effect to the merger (the "Battle Mountain Merger") contemplated by the Agreement and Plan of Merger among Newmont Mining Corporation, Bounty Merger Corporation and Battle Mountain dated June 21, 2000 and properly adjusted to reflect the change in the number of such shares resulting from the Battle Mountain Merger, and thereafter shall include any other securities into which such shares may be changed or for which such shares may be exchanged after the Battle Mountain Merger (whether or not Battle Mountain shall be the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or an amalgamation, merger or liquidation or similar transaction affecting, such shares after the Battle Mountain Merger.

3.3 Further Assurances. Notwithstanding that the transactions or events set out in section 3.2 shall occur and shall be deemed to occur in the order therein set out without any act or formality, each of the Parties shall make, do and execute or cause and procure to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required by it in order to further document or evidence any of the transactions or events set out in section 3.2.

                                     PART 4

                                  CERTIFICATES

4.1 Effect of Certificate. From and after the Effective Time, certificates formerly representing Exchangeable Shares (other than Dissenting Shares and BMG Group Shares) which are held by a Shareholder shall represent only the right to receive certificates representing Newmont Shares and the right, subject to section 4.3, to receive cash in lieu of receiving a fractional Newmont Share.

4.2 Delivery of Newmont Shares. The exchange of certificates representing Exchangeable Shares for certificates representing the Newmont Shares to which Shareholders are entitled under the Arrangement shall be concluded in accordance with the provisions set out in section 2.3 of the Merger Plan.

4.3 Distributions, etc. The declaration of dividends and the making of all payments or distributions at or after the Effective Time with respect to shares of the Corporation, BMG and Newmont, as well as the treatment of any fractional Newmont Shares arising as a result of the transactions contemplated hereby, shall be governed in accordance with the provisions of Article Two of the Merger Plan.

                                     PART 5

                                RIGHTS OF DISSENT

5.1 Dissent Rights. In connection with this Arrangement, holders of Exchangeable Shares (other than holders of BMG Group Shares) may exercise Dissent Rights pursuant to the Interim Order and this section
         5.1. The Dissent Rights shall be similar in all material respects to the rights of dissent provided for in section 185 of the OBCA, provided that Shareholders who duly exercise such Dissent Rights and who:

         (a) are ultimately entitled to be paid fair value for their Exchangeable Shares (the "Dissenting Shares"), shall be deemed to have transferred their Dissenting Shares to Newmont (or, if the ULC Election is made, to ULC) at the Effective Time and shall be entitled to be paid the fair value of their Dissenting Shares by Newmont or ULC, as the case may be; or

         (b) for any reason are ultimately not entitled to be paid fair value for their Exchangeable Shares, shall be deemed to have participated in this Arrangement on the same basis as if such holders of Exchangeable Shares did not endeavour to exercise Dissent Rights;

         but in no case shall the Corporation be required to recognize such persons as holding Exchangeable Shares at or after the Effective Time.